UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2010

GENESIS ENERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam Suite 2100, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 860-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)

Item 8.01.	Other Events

On January 1, 2009, Genesis Energy, L.P. (“Genesis”) adopted Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51” (SFAS 160). Additionally, on January 1, 2009, Genesis adopted Emerging Issues Task Force 07-4, “Application of the Two-Class Method under FASB Statement No. 128 to Master Limited Partnerships (“EITF 07-4”).

SFAS 160 establishes accounting and reporting standards for noncontrolling interests, which have been referred to as minority interests in prior literature. A noncontrolling interest is the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent company. This new standard requires, among other things, that (i) ownership interests of noncontrolling interests be presented as a component of equity on the balance sheet (i.e. elimination of the mezzanine “minority interest” category); (ii) elimination of minority interest expense as a line item on the statement of operations and, as a result, that net income be allocated between the parent and the noncontrolling interests on the face of the statement of operations; and (iii) enhanced disclosures regarding noncontrolling interests.

EITF 07-4 affects the computation of earnings per unit by the incentive distribution rights we are contractually obligated to distribute at the end of the current reporting period. In periods when earnings are in excess of cash distributions, we will reduce net income or loss for the current reporting period (for purposes of calculating earnings or loss per unit) by the amount of available cash that will be distributed to our limited partners and general partner for its general partner interest and incentive distribution rights for the reporting period, and the remainder will be allocated to the limited partners and general partner in accordance with their ownership interests. When cash distributions exceed current-period earnings, net income or loss (for purposes of calculating earnings or loss per unit) will be reduced (or increased) by cash distributions, and the resulting excess of distributions over earnings will be allocated to the general partner and limited partners based on their respective sharing of losses.

Attached as Exhibits 99.1, 99.2 and 99.3 to this Current Report on Form 8-K and incorporated herein by reference are retrospectively adjusted versions of Items 6, 7 and 8 of Genesis’ Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission (“SEC”) on March 16, 2009, which reflect the adoption of SFAS 160 and EITF 07-4 and the resulting change in the presentation and disclosure requirements relating to the financial statements for all periods presented in accordance with the requirements of SFAS 160 and EITF 07-4. All other Items of the Form 10-K remain unchanged. The information in Exhibits 99.1, 99.2 and 99.3 does not reflect events or developments that occurred after March 16, 2009. More current information is contained in Genesis’ Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009, June 30, 2009 and September 30, 2009 and other filings with the SEC. The Form 10-Q and other filings contain important information regarding events or developments that have occurred since the filing of the 2008 Form 10-K. This Current Report on Form 8-K should be read in conjunction with the portions of the Form 10-K that have not been updated herein.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

The current report contains various forward-looking statements and information that are based on our beliefs and those of our general partner, as well as assumptions made by us and information currently available to us. All statements, other than historical facts, included in this document that address activities, events or developments that we expect or anticipate will or may occur in the future, including things such as plans for growth of the business, future capital expenditures, competitive strengths, goals, references to future goals or intentions and other such references are forward-looking statements. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. They use words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “projection,” “strategy” or “will” or the negative of those terms or other variations of them or by comparable terminology. In particular, statements, expressed or implied, concerning future actions, conditions or events or future operating results or the ability to generate sales, income or cash flow are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions as described in more detail in Item 1A of our 2008 Form 10-K. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond our ability or the ability of our affiliates to control or predict.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibits.

23.1	Consent of Deloitte & Touche LLP

99.1	Selected Financial Data

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.3	Consolidated Financial Statements and Supplementary Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENESIS ENERGY, L.P. (A Delaware Limited Partnership)

	By:	GENESIS ENERGY, LLC, as General Partner

Date: January 22, 2010	By:	/S/ ROBERT V. DEERE
Robert V. Deere Chief Financial Officer